Exhibit 3.141

Delaware	PAGE 1

The First State
     I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LAKELAND COMMUNITY HOSPITAL, LLC” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF FORMATION, FILED THE NINTH DAY OF SEPTEMBER, AD. 2002, AT 5 O’CLOCK P.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “BURDICK WEST MEDICAL CENTER, LLC” TO “LAKELAND COMMUNITY HOSPITAL, LLC”, FILED THE TWENTIETH DAY OF MAY, A.D. 2003, AT 2:11 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “LAKELAND COMMUNITY HOSPITAL, LLC”.

3566802 8100H	/s/ Jeffrey W. Bullock

110292817 You may verify this certificate online at corp. delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8620226 DATE: 03-14-11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 09/09/2002
020562901 — 3566802
Certificate of Formation
of
Burdick West Medical Center, LLC
     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware, particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the Delaware Limited Liability Company Act (the “Act”), hereby certifies that:
     FIRST: The name of the limited liability company is Burdick West Medical Center, LLC (the “Company”).
     SECOND: The address of the registered office and the name and address of the registered agent of the Company required to be maintained by Section 18-104 of the Act is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of September 9, 2002.

By:	/s/ William F. Carpenter
William F. Carpenter III
Authorized Person

Certificate of Amendment
To
Certificate of Formation
of
Burdick West Medical Center, LLC
     Pursuant to Section 202 of the Delaware Limited Liability Company Act (the “Act”), Burdick West Medical Center, LLC, a limited liability company duly organized and existing under and by virtue of the laws of the Act, DOES HEREBY CERTIFY:
          1. The name of the limited liability is Burdick West Medical Center, LLC.
          2. The Certificate of Formation is hereby amended by deleting the First Article thereof and substituting in lieu of said Article the following new Article:
               FIRST: The name of the limited liability company is Lakeland Community Hospital, LLC (the “Company”).
          3. The amendment shall be effective upon filing with the Secretary of State of Delaware.
     IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to the Certificate of Formation to be executed this 14th day of May, 2003.

By:	/s/ Mary Kim E. Shipp
Mary Kim E. Shipp Manager

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:00 PM 05/20/2003
FILED 02:11 PM 05/20/2003
SRV 030326646 — 3566802 FILE